EXHIBIT 1.1

Execution Version

WESTERN MIDSTREAM OPERATING, LP
(formerly known as Western Gas Partners, LP)
$300,000,000 Floating Rate Senior Notes due 2023
$1,000,000,000 3.100% Senior Notes due 2025
$1,200,000,000 4.050% Senior Notes due 2030
$1,000,000,000 5.250% Senior Notes due 2050

UNDERWRITING AGREEMENT
January 9, 2020
Barclays Capital Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
PNC Capital Markets LLC
as Representatives of the several Underwriters,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

c/o PNC Capital Markets LLC
The Tower at PNC Plaza
300 Fifth Ave, Floor 10
Pittsburgh, Pennsylvania 15222
Ladies and Gentlemen:
Western Midstream Operating, LP (formerly known as Western Gas Partners, LP), a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and PNC Capital Markets LLC are acting as representatives (in such capacity, the “Representatives”), $300,000,000 aggregate principal amount of its Floating Rate Senior Notes due 2023 (the “2023 Notes”), $1,000,000,000 aggregate principal amount of its 3.100% Senior Notes due 2025 (the “2025 Notes”), $1,200,000,000 aggregate principal amount of its 4.050% Senior Notes due 2030 (the “2030

Notes”), and $1,000,000,000 aggregate principal amount of its 5.250% Senior Notes due 2050 (the “2050 Notes” and, together with the 2023 Notes, the 2025 Notes and the 2030 Notes, the “Notes”). The Notes will be issued under the Eleventh Supplemental Indenture (the “Supplemental Indenture”), to be dated the Closing Date (as defined below), to that certain Indenture dated as of May 18, 2011 (the “Base Indenture” and as supplemented by the Supplemental Indenture, the “Indenture”), between the Partnership and Wells Fargo Bank, National Association, as trustee (the “Trustee”).
This Agreement is to confirm the agreement among the Partnership and Western Midstream Operating GP, LLC (formerly known as Western Gas Holdings, LLC), a Delaware limited liability company and general partner of the Partnership (the “General Partner” and, together with the Partnership, the “Western Operating Parties”), Western Midstream Partners, LP (formerly known as Western Gas Equity Partners, LP), a Delaware limited partnership (“WES”), Western Midstream Holdings, LLC, a Delaware limited liability company and general partner of WES (“WES GP” and, together with WES, the “WES Parties” and, collectively with the Western Operating Parties, the “Western Parties”), on the one hand, and the Underwriters, on the other hand, concerning the purchase of the Notes from the Partnership by the Underwriters. The Western Operating Parties and the direct and indirect subsidiaries of the Partnership listed on Schedule B hereto (the “Operating Subsidiaries”) are collectively referred to herein as the “Partnership Entities.”
The Western Parties and the Underwriters agree as follows:
1.Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions set forth herein, the Partnership agrees to issue and sell to the respective Underwriters, the General Partner agrees to cause the Partnership to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, at a purchase price equal to 99.550% of the principal amount of the 2023 Notes, 99.362% of the principal amount of the 2025 Notes, 99.250% of the principal amount of the 2030 Notes and 98.567% of the principal amount of the 2050 Notes, in each case plus accrued and unpaid interest, if any, from January 9, 2020 to the Closing Date.
2.    Payment and Delivery. Payment of the purchase price for the Notes shall be made to the Partnership by Federal Funds wire transfer against electronic delivery of the Notes in book-entry form to the Representatives through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 9:00 A.M., Houston, Texas time, on January 13, 2020 (the “Closing Date”) (unless another time shall be agreed to by the Representatives and the Partnership or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is sometimes referred to herein as the “time of purchase.” Delivery of the Notes shall be made in book-entry form through the Full Fast Program of the facilities of DTC unless the Underwriters shall otherwise instruct. Time shall be of the essence, and delivery at substantially the time and place specified pursuant to this Agreement is a further condition of the obligation of the

Underwriters. Delivery of the documents described in Section 6 hereof with respect to the purchase of the Notes shall be made at the offices of Latham & Watkins LLP, 811 Main, Suite 3700, Houston, Texas 77002, at 9:00 A.M., Houston, Texas time, on the Closing Date.
3.    Representations and Warranties of the Western Parties. Each of the Western Parties, jointly and severally, represents, warrants to and agrees with each of the Underwriters that:
(a)    A registration statement on Form S-3 (File No. 333-231590-01) relating to the Notes (i) has been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder; (ii) has been filed with the Commission under the Securities Act; and (iii) is effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered by the Partnership to the Representatives. As used in this Agreement:
(i)    “Applicable Time” means 6:40 P.M. (New York City time) on the date of this Agreement;
(ii)    “Effective Date” means any date as of which any part of such registration statement relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;
(iii)    “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Notes;
(iv)    “Preliminary Prospectus” means any preliminary prospectus relating to the Notes included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Notes;
(v)    “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with the information included on Schedule C-1 hereto and any free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Pricing Disclosure Package, taken together;
(vi)    “Prospectus” means the final prospectus relating to the Notes, including any prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and
(vii)    “Registration Statement” means, collectively, the various parts of the registration statement referred to in this Section 3(a), each as amended as of the

Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) prior to or on the date hereof (including, for purposes hereof, any documents incorporated by reference therein prior to the date hereof). Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include any annual report of the Partnership on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission.
(b)    Status as “Well-Known Seasoned Issuer.” The Partnership was (i) at the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Partnership or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Rules and Regulations) made any offer relating to the Notes in reliance on the exemption of Rule 163 of the Rules and Regulations, a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 of the Rules and Regulations) and was filed not earlier than the date that is three years prior to the Closing Date.
(c)    Partnership Not an Ineligible Issuer. For purposes of firm commitment underwritten offerings contemplated under the Registration Statement, the Partnership was not at the time of the initial filing of the Registration Statement and at the earliest time thereafter that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Rules and Regulations) of the Notes, is not on the date hereof and will not be at the time of purchase, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations). The Partnership has been since the time of the initial filing of the Registration Statement and continues to be eligible to use Form S-3 for the offering of the Notes.

(d)    Form of Documents. The Registration Statement conformed and will conform in all material respects on each Effective Date and at the time of purchase, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conformed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and at the time of purchase to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.
(e)    Registration Statement. The Registration Statement did not, as of each Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 10 (the “Underwriter Information”).
(f)    Prospectus. The Prospectus will not, as of its date and at the time of purchase, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Prospectus in reliance upon and in conformity with the Underwriter Information.
(g)    Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(h)    Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information included in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with the Underwriter Information.
(i)    Issuer Free Writing Prospectus and Pricing Disclosure Package. Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure

Package as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(j)    Each Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule C-2 hereto (each a “Permitted Free Writing Prospectus”). The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations (it being understood that, as of the date hereof, the Partnership has not retained any Issuer Free Writing Prospectus for the three-year period required thereby). Each Issuer Free Writing Prospectus does not and will not include any information that conflicts with the information contained in the Registration Statement or the Pricing Disclosure Package, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.
(k)    Formation of the Western Parties. Each of the Western Parties has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, and is in good standing under the laws of the State of Delaware, the State of Texas, the State of Wyoming or the State of Colorado, as the case may be, with full limited partnership or limited liability company power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (i) in the case of the Western Operating Parties, to execute and deliver this Agreement and consummate the transactions contemplated hereby, (ii) in the case of the Partnership, to issue, sell and deliver the Notes, and (iii) in the case of the General Partner, to act as the general partner of the Partnership.
(l)    Foreign Qualification and Registration. Each of the Partnership Entities is duly qualified to do business as a foreign limited partnership or limited liability company, as the case may be, and is in good standing in each jurisdiction where the ownership or lease of its properties or the conduct of its business requires such qualification (as set forth in Schedule B hereto), except for any failures to be so qualified and in good standing that would not, individually or in the aggregate, (i) have a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability.
(m)    Ownership of the General Partner. WES is the sole member of the General Partner, with a 100% membership interest in the General Partner; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner, as in effect as of the date hereof and at the time of purchase (the “General Partner LLC Agreement”), and is fully paid (to the extent required by the General Partner LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)) other than as disclosed in WES’s reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act; and WES owns such membership interest free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”).
(n)    Ownership of General Partner Interest in the Partnership. The General Partner is the sole general partner of the Partnership with a noneconomic general partner interest in the Partnership; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership, as in effect as of the date hereof and at the time of purchase (the “Partnership Agreement”), and the General Partner owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the Partnership Agreement or as otherwise described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(o)    Ownership of General Partner Interest in WES. WES GP is the sole general partner of WES with a 2% economic general partner interest in WES; such general partner interest has been duly authorized and validly issued in accordance with the agreement of limited partnership of WES, as in effect as of the date hereof and at the time of purchase (the “WES Partnership Agreement”), and WES GP owns such general partner interest free and clear of all Liens, except for restrictions on transferability contained in the WES Partnership Agreement or as otherwise described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(p)    Ownership of WES GP. Western Gas Resources, Inc., a Delaware corporation (“WGR”), is the sole member of WES GP, with a 100% membership interest in WES GP; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of WES GP, as in effect as of the date hereof and at the time of purchase (the “WES GP LLC Agreement”), and is fully paid (to the extent required by the WES GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WGR owns such membership interest free and clear of all Liens, except for restrictions on transferability contained in the WES GP LLC Agreement or as otherwise described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(q)    Capitalization. As of the date hereof, there are 318,675,578 common units representing limited partner interests in the Partnership (the “Common Units”) outstanding. The General Partner owns 105,624,704 Common Units. WES owns 206,675,590 Common Units and WGR Asset Holding Company, LLC, a Delaware

limited liability company (“WGRAH”), owns 6,375,284 Common Units. All of the Common Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required by the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by (i) matters described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and all of the Common Units owned by the General Partner, WES and WGRAH are owned free and clear of all Liens, except with respect to the restrictions on transferability contained in the Partnership Agreement or as otherwise described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(r)    Ownership of Wholly Owned Operating Subsidiaries. The Partnership directly or indirectly owns all of the issued and outstanding partnership interests or membership interests, as applicable, in the Operating Subsidiaries other than Chipeta Processing LLC, a Delaware limited liability company (“Chipeta”), in each case free and clear of all Liens. The issued and outstanding partnership interests or membership interests, as applicable, of each Operating Subsidiary other than Chipeta have been duly authorized and validly issued in accordance with such Operating Subsidiary’s partnership agreement or limited liability company agreement, as applicable, each as in effect as of the date hereof and at the time of purchase (collectively, the “Constituent Agreements”), and are fully paid (to the extent required by the Constituent Agreements) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act, Sections 18-607 and 18-804 of the Delaware LLC Act, Article 101.206 of the Texas Business Organizations Code, Sections 17-29-405 and 17-29-406 of the Wyoming Limited Liability Company Act and Section 7-80-606 of the Colorado Limited Liability Company Act, as applicable).
(s)    Ownership of Chipeta. WGR Operating, LP, a Delaware limited partnership (the “Operating Partnership”), owns a 75.0% membership interest in Chipeta; such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Chipeta, as in effect as of the date hereof and at the time of purchase (the “Chipeta LLC Agreement”), and is fully paid (to the extent required by the Chipeta LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.
(t)    Ownership of Fort Union. Western Gas Wyoming, L.L.C., a Wyoming limited liability company (“WGW”), owns a 14.81% membership interest in Fort Union Gas Gathering, L.L.C., a Delaware limited liability company (“Fort Union”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Fort Union, as in effect as of the date hereof and at the time of purchase (the “Fort Union LLC Agreement”), and is fully paid (to the extent required by the Fort Union LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and WGW owns such membership interest free and clear of all Liens.
(u)    Ownership of White Cliffs. Anadarko Wattenberg Company, LLC, a Delaware limited liability company (“AWC”), owns a 10.0% membership interest in White Cliffs Pipeline, L.L.C., a Delaware limited liability company (“White Cliffs”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of White Cliffs, as in effect as of the date hereof and at the time of purchase (the “White Cliffs LLC Agreement”), and is fully paid (to the extent required by the White Cliffs LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and AWC owns such membership interest free and clear of all Liens.
(v)    Ownership of Rendezvous. Mountain Gas Resources LLC, a Delaware limited liability company (“Mountain Gas”), owns a 22.0% membership interest in Rendezvous Gas Services, L.L.C., a Wyoming limited liability company (“Rendezvous”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Rendezvous, as in effect as of the date hereof and at the time of purchase (the “Rendezvous LLC Agreement”), and is fully paid (to the extent required by the Rendezvous LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-29-405 and 17-29-406 of the Wyoming Limited Liability Company Act); and Mountain Gas owns such membership interest free and clear of all Liens.
(w)    Ownership of Enterprise. The Operating Partnership owns a 25.0% membership interest in Enterprise EF78 LLC, a Delaware limited liability company (“Enterprise”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Enterprise, as in effect as of the date hereof and at the time of purchase (the “Enterprise LLC Agreement”), and is fully paid (to the extent required by the Enterprise LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.
(x)    Ownership of Front Range. The Operating Partnership owns a 33.33% membership interest in Front Range Pipeline LLC, a Delaware limited liability company (“Front Range”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Front Range, as in effect as of the date hereof and at the time of purchase (the “Front Range LLC Agreement”), and is fully paid (to the extent required by the Front Range LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(y)    Ownership of Express Gathering. The Operating Partnership owns a 20.0% membership interest in Texas Express Gathering LLC, a Delaware limited liability company (“Express Gathering”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Express Gathering, as in effect as of the date hereof and at the time of purchase (the “Express Gathering LLC Agreement”), and is fully paid (to the extent required by the Express Gathering LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.
(z)    Ownership of Express Pipeline. The Operating Partnership owns a 20.0% membership interest in Texas Express Pipeline LLC, a Delaware limited liability company (“Express Pipeline”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Express Pipeline, as in effect as of the date hereof and at the time of purchase (the “Express Pipeline LLC Agreement”), and is fully paid (to the extent required by the Express Pipeline LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.
(aa)    Ownership of Whitethorn. The Operating Partnership owns a 20.0% membership interest in Whitethorn Pipeline Company LLC, a Texas limited liability company (“Whitethorn”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Whitethorn, as in effect as of the date hereof and at the time of purchase (the “Whitethorn LLC Agreement”), and is fully paid (to the extent required by the Whitethorn LLC Agreement) and nonassessable (except as such nonassessability may be affected by Article 101.206 of the Texas Business Organizations Code); and the Operating Partnership owns such membership interest free and clear of all Liens.
(bb)    Ownership of Cactus II. The Operating Partnership owns a 15.0% membership interest in Cactus II Pipeline LLC, a Delaware limited liability company (“Cactus II”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Cactus II, as in effect as of the date hereof and at the time of purchase (the “Cactus II LLC Agreement”), and is fully paid (to the extent required by the Cactus II LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.
(cc)    Ownership of Saddlehorn. The Operating Partnership owns a 20% membership interest in Saddlehorn Pipeline Company, LLC, a Delaware limited liability company (“Saddlehorn”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Saddlehorn, as in effect as of the date hereof and at the time of purchase (the “Saddlehorn LLC Agreement”), and is fully paid (to the extent required by the Saddlehorn LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.
(dd)    Ownership of Panola. The Operating Partnership owns a 15% membership interest in Panola Pipeline Company, LLC, a Texas limited liability company (“Panola”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Panola, as in effect as of the date hereof and at the time of purchase (the “Panola LLC Agreement”), and is fully paid (to the extent required by the Panola LLC Agreement) and nonassessable (except as such nonassessability may be affected by Article 101.206 of the Texas Business Organizations Code); and the Operating Partnership owns such membership interest free and clear of all Liens.
(ee)    Ownership of Mi Vida. Anadarko Mi Vida LLC, a Delaware limited liability company (“Anadarko Mi Vida”), owns a 50% membership interest in Mi Vida JV LLC, a Delaware limited liability company (“Mi Vida”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Mi Vida, as in effect as of the date hereof and at the time of purchase (the “Mi Vida LLC Agreement”), and is fully paid (to the extent required by the Mi Vida LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Anadarko Mi Vida owns such membership interest free and clear of all Liens.
(ff)    Ownership of Ranch Westex. Anadarko Pecos Midstream LLC, a Delaware limited liability company (“Anadarko Pecos”), owns a 50% membership interest in Ranch Westex JV LLC, a Delaware limited liability company (“Ranch Westex”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Ranch Westex, as in effect as of the date hereof and at the time of purchase (the “Ranch Westex LLC Agreement”), and is fully paid (to the extent required by the Ranch Westex LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and Anadarko Pecos owns such membership interest free and clear of all Liens.
(gg)    Ownership of Red Bluff. The Operating Partnership owns a 30% membership interest in Red Bluff Express Pipeline, LLC, a Delaware limited liability company (“Red Bluff”); such membership interest has been duly authorized and validly issued in accordance with the limited liability company agreement of Red Bluff, as in effect as of the date hereof and at the time of purchase (the “Red Bluff LLC Agreement”), and is fully paid (to the extent required by the Ranch Westex LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Operating Partnership owns such membership interest free and clear of all Liens.

(hh)    No Other Subsidiaries. The Partnership has no other direct or indirect “subsidiaries” (as defined under the Securities Act) other than the Operating Subsidiaries. Other than its ownership interest in the Operating Subsidiaries, the Partnership does not own, and at the time of purchase will not own, directly or indirectly, any shares of stock, any other equity interests or any long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than its interests in Fort Union, White Cliffs, Rendezvous, Enterprise, Front Range, Express Gathering, Express Pipeline, Whitethorn, Cactus II, Saddlehorn, Panola, Mi Vida, Ranch Westex and Red Bluff as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. All equity interests in the Operating Subsidiaries have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right. No options, warrants or other rights to purchase, agreements or other obligations to issue or rights to convert any obligation into equity interests in any of the Operating Subsidiaries are outstanding.
(ii)    Valid Issuance of the Notes. The Notes have been duly authorized and, when executed by the Partnership, authenticated by the Trustee in accordance with the Indenture, and delivered against payment of the purchase price for the Notes as provided in this Agreement, will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity.
(jj)    Conformity of Indenture and Notes to Description. The Indenture and the Notes, when issued and delivered against payment therefor as provided herein and in the Indenture, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(kk)    Authority and Authorization. The Partnership has all requisite power and authority under the Partnership Agreement and the Delaware LP Act to issue, sell and deliver the Notes, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Indenture, the Registration Statement, the Pricing Disclosure Package and the Prospectus. At the time of purchase all limited partnership and limited liability company action, as the case may be, required to be taken by the Partnership Entities or any of their partners or members for the authorization, issuance, sale and delivery of the Notes and the consummation of the transactions contemplated by this Agreement and the Indenture shall have been validly taken.
(ll)    Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Western Parties.
(mm)    Authorization and Enforceability of the Indenture. The execution and delivery of, and the performance by the Partnership of its obligations under, the Indenture have been duly and validly authorized by the Partnership. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and, assuming due authorization, execution and delivery of the Base Indenture and the Supplemental Indenture by the Trustee, and when the Supplemental Indenture has been duly executed and delivered by the Partnership, the Indenture will constitute a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity.
(nn)    No Defaults. No Partnership Entity is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its formation, governing or other organizational documents, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority or (v) any decree, judgment or order applicable to it or any of its properties, except in the case of clauses (ii) through (v) for any such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Notes or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the proposed offering of the Notes (the “Offering”).
(oo)    No Conflicts. The execution, delivery and performance of this Agreement by the Western Parties, the issuance and sale of the Notes by the Partnership, the execution, delivery and performance of the Indenture by the Partnership and the consummation of the transactions contemplated by this Agreement and the Indenture will not conflict with, result in any breach or violation of, constitute a default under (or constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a Lien on any property or assets of any Partnership Entity pursuant to (i) the formation, governing or other organizational documents of any of the Partnership Entities, (ii) any indenture, mortgage, deed of trust, bank loan, credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which any of the Partnership Entities is a party or by which any of the Partnership Entities or any of their respective properties may be bound or affected, (iii) any federal, state, local or foreign law, regulation or rule, (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the New York Stock Exchange (the “NYSE”)) or (v) any decree, judgment or order applicable to any of the Partnership Entities or any of their respective properties, except in the cases of clauses (ii) through (v) for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, affect the validity of the Notes or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering.
(pp)    No Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NYSE), or approval of the security holders of the Partnership Entities (each, a “Consent”), is required in connection with the issuance and sale of the Notes by the Partnership, the execution, delivery and performance of this Agreement and the Indenture by the Western Parties party thereto, or the consummation by such Western Parties of the transactions contemplated by this Agreement and the Indenture, other than (i) Consents required under the Securities Act, the Exchange Act, the Trust Indenture Act and state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters, (ii) under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), (iii) Consents that have been, or prior to the Closing Date will be, obtained and (iv) Consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect.
(qq)    No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership or (ii) outstanding options or warrants to purchase any securities of the Partnership, in each case pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound. Except for such rights that have been waived or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Notes as contemplated by this Agreement gives rise to any rights for or relating to the registration of any securities of the Partnership.
(rr)    Permits. Each of the Partnership Entities has all necessary licenses, authorizations, consents and approvals (each, a “Permit”) and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary Permits from other persons, in order to conduct its business, except for such Permits the absence or omission of which would not, individually or in the aggregate, result in a Material Adverse Effect; and no Partnership Entity is in violation of or default under, or has received notice of any proceedings relating to the revocation or modification of, any such Permit or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such Partnership Entity, except for any such violations, defaults, revocations or modifications that would not, individually or in the aggregate, have a Material Adverse Effect.

(ss)    Disclosure of Certain Items. All legal or governmental proceedings, affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, properties, leases or documents of a character required to be described in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required; and the statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the headings “Description of Notes,” “Description of WES Operating Debt Securities,” “Material U.S. Federal Income Tax Consequences” and “Underwriting,” insofar as they purport to summarize legal or governmental matters or proceedings or the terms of statutes, rules, regulations, agreements or documents, are accurate summaries of such legal or governmental matters or proceedings, statutes, rules, regulations, agreements or documents in all material respects.
(tt)    Litigation. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or, to the Western Parties’ knowledge, threatened or contemplated to which the Partnership Entities or any of their respective directors or officers is or would be a party or to which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority, except for any such actions, suits, claims, investigations or proceedings that would not, individually or in the aggregate, if resolved adversely to any Partnership Entity, have a Material Adverse Effect, affect the validity of the Notes or prevent or materially interfere with the consummation of the transactions contemplated by this Agreement, including the Offering.
(uu)    Independent Registered Public Accounting Firm. KPMG LLP, which has audited the financial statements of the Partnership Entities and WES and its subsidiaries contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to each of the Partnership and WES within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
(vv)    Financial Statements. The historical financial statements (including the related notes and supporting schedule) contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act (except that certain supporting schedules are omitted), (ii) present fairly in all material respects the financial position, results of operations and cash flows of the entities or assets, as applicable, purported to be shown thereby on the basis stated therein at the respective dates or for the respective periods and (iii) have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) consistently applied throughout the periods involved, except to the extent disclosed therein. The other financial information of the General Partner, WES, the Partnership and its subsidiaries, including non-GAAP financial measures, if any, contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the General Partner, WES, the Partnership and its subsidiaries, and fairly presents the information purported to be shown thereby. Nothing has come to the attention of any of the Western Parties that has caused them to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
(ww)    Forward-Looking Statements. Each financial or operational projection or other “forward-looking statement” (as defined by Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (i) was so included by the Western Parties in good faith and with reasonable basis after due consideration by the Western Parties of the underlying assumptions, estimates and other applicable facts and circumstances and (ii) is accompanied by meaningful cautionary statements identifying those factors that could cause actual results to differ materially from those in such forward-looking statement. No such statement was made with the knowledge of an executive officer or director of any of the Western Parties that it was false or misleading.
(xx)    No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, there has not been (i) any material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the Partnership Entities (taken as a whole), (ii) any transaction that is material to the Partnership Entities (taken as a whole), (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by any Partnership Entity that is material to the Partnership Entities (taken as a whole), (iv) any material change in the capitalization, ownership or outstanding indebtedness of any Partnership Entity or (v) any dividend or distribution of any kind declared, paid or made on the security interests of any Partnership Entity.
(yy)    Investment Company. None of the Partnership Entities is, and at no time during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Notes will any of them be, nor, after giving effect to the Offering and the application of the proceeds therefrom, will any of them be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
(zz)    Title to Properties. The Partnership Entities have good and marketable title to all real property and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as being owned by any of them, free and clear of all Liens, except for (i) Liens that do not materially affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Partnership Entities and (ii) Liens described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(aaa)    Rights-of-Way. Each Partnership Entity has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to enable it to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except for (i) qualifications, reservations and encumbrances that would not, individually or in the aggregate, have a Material Adverse Effect and (ii) such rights-of-way the absence or omission of which would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus or as would not interfere with the operations of the Partnership Entities as conducted on the date hereof to such a material extent that the Representatives could reasonably conclude that proceeding with the Offering would be inadvisable, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
(bbb)    Labor and Employment Matters. No Partnership Entity is engaged in any unfair labor practice, and no labor disputes with the employees of or seconded to any Partnership Entity exist or, to the knowledge of the Western Parties, are imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Western Parties: (i) there is (A) no unfair labor practice complaint pending or threatened against any Partnership Entity before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or threatened against any Partnership Entity and (C) no union representation dispute currently existing concerning the employees of or seconded to any Partnership Entity, (ii) no union organizing activities are currently taking place concerning the employees of or seconded to any Partnership Entity and (iii) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the rules and regulations promulgated thereunder concerning the employees of or seconded to any Partnership Entity.

(ccc)    Environmental Compliance. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, (i) each Partnership Entity and each of the properties, assets and operations of the Partnership Entities is in compliance with any and all applicable federal, state, local or foreign laws, statutes, ordinances, rules, regulations, orders, decrees, judgments, injunctions, permits, licenses, authorizations or other binding requirements, or fundamental principles of common laws, relating to human health or safety (to the extent relating to exposure to Hazardous Materials, as defined below) or the protection, cleanup or restoration of the environment (including natural resources) or wildlife, including those relating to the distribution, use, manufacture, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (as defined below) (“Environmental Laws”), (ii) each Partnership Entity has timely applied for or received and, to the extent received, is in compliance with all permits, licenses, authorizations or other approvals required under Environmental Laws to conduct its business as it is currently being conducted, (iii) no Partnership Entity has received written notice of any, and to the knowledge of the Western Parties, there are no events, conditions or activities that could reasonably be expected to form the basis for any, actual or potential liability under Environmental Laws for investigation or remediation of any disposal or release of Hazardous Materials (as defined below), and (iv) no Partnership Entity is subject to any pending or, to the knowledge of the Western Parties, threatened actions, suits, demands, orders or proceedings against any Partnership Entity relating to any Environmental Laws (collectively, “Proceedings”), except for any such (A) failures to comply with Environmental Laws or to timely apply for or receive, or, to the extent received, to comply with, permits, licenses, authorizations or other approvals required under Environmental Laws, (B) actual or potential liabilities under Environmental Laws or (C) Proceedings that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, no Partnership Entity has entered into any settlement agreement relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below), except for any such agreements that would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus, no Partnership Entity is currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. As used herein, “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law. The costs and liabilities associated with the effect of Environmental Laws on the Partnership Entities’ properties, assets and operations (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license, authorization or approval, any related constraints on operating activities and any potential liabilities to third parties) would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Registration

Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(ddd)    ERISA Compliance. None of the following events has occurred or exists with respect to any of the Partnership Entities: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of ERISA, and the regulations and published interpretations thereunder with respect to any Plan (as defined below), determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation or benefits of employees of or seconded to the Partnership Entities that would have a Material Adverse Effect; or (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees of or seconded to the Partnership Entities by any such Partnership Entity that would have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur with respect to any of the Partnership Entities: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year compared to the amount of such contributions made by the Partnership Entities in the most recently completed fiscal year; (ii) a material increase in the Partnership Entities’ “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) compared to the amount of such obligations in the most recently completed fiscal year; (iii) any event or condition giving rise to a liability (whether actual or contingent) under Title IV of ERISA that would have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees of, former employees of, or employees seconded to the Partnership Entities related to its or their employment that would have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) with respect to which the Partnership Entities or any members of their “controlled group” (defined as any organization that is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended) may have any liability.
(eee)    Tax Returns. All tax returns required to be filed by the Partnership Entities have been timely filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those (i) that are being contested in good faith and for which adequate reserves have been provided or (ii) that, if not paid, would not, individually or in the aggregate, have a Material Adverse Effect.
(fff)    Insurance. The Partnership Entities maintain insurance covering the properties, operations, personnel and businesses of the Partnership Entities as such Partnership Entities reasonably deem adequate; such insurance insures against losses and risks to an extent which is adequate, in accordance with customary industry practice, to protect the

Partnership Entities and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase; and the Partnership Entities have no reason to believe that they will not be able to renew such insurance as and when such insurance expires.
(ggg)    Third Party Defaults. To the knowledge of the Western Parties, no third party to any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to or by which any of the Partnership Entities is a party or bound or to which their respective properties are subject is in breach, default or violation under any such agreement (and no event has occurred that, with notice or lapse of time or both, would constitute such an event), which breach, default or violation would have a Material Adverse Effect.
(hhh)    Internal Controls. The Partnership Entities and the WES Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(iii)    Disclosure Controls. The Partnership and WES each have established and will maintain and evaluate “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Partnership or WES, as applicable, is made known to the General Partner’s Chief Executive Officer and its Chief Financial Officer, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Partnership’s and WES’s independent auditors and the Audit Committee of the Board of Directors of the General Partner have been advised of (i) all significant deficiencies, if any, in the design or operation of internal control over financial reporting which could adversely affect the Partnership’s or WES’s ability to record, process, summarize and report financial data and (ii) all fraud, if any, whether or not material, that involves management or other employees who have a role in the Partnership’s or WES’s internal control over financial reporting; all material weaknesses, if any, in the Partnership’s or WES’s internal control over financial reporting have been identified to the Partnership’s or WES’s independent auditors; and since the date of the most recent evaluation of such disclosure controls and procedures and internal control over financial reporting, except as described in the Partnership’s or WES’s Annual Report on Form 10-K for the year ended December 31, 2018, there have been no significant changes in the Partnership’s or WES’s internal control over financial reporting or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
(jjj)    Sarbanes-Oxley. The Partnership Entities and the Western Parties have taken all necessary action to ensure that, upon and at all times after the filing of the Registration Statement, the Partnership Entities and their respective officers and directors, in their capacities as such, were and will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.
(kkk)    Foreign Corrupt Practices Act. Except as disclosed in the Registration Statement, the Prospectus and the Pricing Disclosure Package, (a) no Partnership Entity nor, to the knowledge of the Western Parties, any director, officer, agent, employee or affiliate of the Partnership Entities is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by any such person of the Foreign Corrupt Practices Act of 1977 (the “FCPA”) or any other applicable anti-corruption or anti-bribery statute or regulation, including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, or any offer, agreement, request or action in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit, in contravention of the FCPA or any other applicable anti-corruption or anti-bribery statute or regulation, (b) the Partnership Entities and, to the knowledge of the Western Parties, their affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption or anti-bribery statute or regulation, and (c) the Partnership Entities and, to the knowledge of the Western Parties, their affiliates have instituted, maintain and enforce policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance with the FCPA and any other applicable anti-corruption or anti-bribery statute or regulation except, in the case of clauses (a) and (b), where any such violation or noncompliance would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(lll)    Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Partnership Entities with respect to Money Laundering Laws is pending or, to the knowledge of the Western Parties, threatened.

(mmm)    No Conflict with Sanctions. No Partnership Entity nor, to the knowledge of the Western Parties, any director, officer, agent, employee or affiliate acting on behalf of the Partnership Entities is currently subject to or the target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or other relevant sanctions authority (“Sanctions”); nor is any of the Partnership Entities located, organized or resident in Crimea, Cuba, Iran, North Korea and Syria; and the Partnership Entities will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any other person or entity, for the purpose of conducting a transaction that is prohibited by Sanctions. The Partnership Entities are not now knowingly engaged in, and will not engage in, any dealings or transactions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction, is or was the subject or target of Sanctions, if such dealings or transactions violated or would violate Sanctions.
(nnn)        No Prohibition on Distributions. No Partnership Entity is currently prohibited, directly or indirectly, from making distributions with respect to its equity securities, from repaying to any other Partnership Entity any loans or advances or from transferring any property or assets to the Partnership or any other Partnership Entity except pursuant to the Chipeta LLC Agreement or as described in the Registration Statement (excluding the exhibits thereto), the Pricing Disclosure Package and the Prospectus.
(ooo)    Related Party Transactions. No Partnership Entity has, directly or indirectly (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the General Partner or its affiliates, or to or for any family member or affiliate of any director or executive officer of the General Partner or its affiliates or (ii) made any material modification to the term of any personal loan to any director or executive officer of the General Partner or its affiliates, or any family member or affiliate of any director or executive officer of the General Partner or its affiliates.
(ppp)    Stabilization or Manipulation. None of the Partnership Entities or any of their “affiliates” (as such term is defined in Rule 405 of the Rules and Regulations) has taken, directly or indirectly, any action which has constituted, or that was designed or might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.
(qqq)    FINRA Affiliations. To the knowledge of the Western Parties, there are no affiliations or associations between (i) any member of FINRA and (ii) the Partnership, the General Partner or any of the General Partner’s officers or directors or any 5% or greater securityholder of the Partnership, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.
(rrr)    No Distribution of Other Offering Materials. None of the Partnership Entities has distributed, nor will they distribute, prior to the later to occur of (i) the time of purchase, and (ii) the completion of the distribution of the Notes, any “prospectus” (as defined under the Securities Act) in connection with the offering and sale of the Notes other than the Registration Statement, the Pricing Disclosure Package and the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 promulgated thereunder. In addition, any certificate signed by an officer of any of the Partnership Entities and delivered to the Underwriters or counsel for the Underwriters in connection with the offering or sale of the Notes shall be deemed to be a representation and warranty by such Partnership Entity, as to matters covered thereby, to each Underwriter.
4.    Certain Covenants of the Western Operating Parties. The Western Operating Parties, jointly and severally, hereby agree:
(a)    Preparation of Prospectus and Registration Statement. (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; (ii) to make no further amendment or any supplement to the Registration Statement or to the Prospectus except as permitted herein; (iii) to advise the Underwriters, promptly after either of them receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; (iv) to advise the Underwriters promptly after either of them receives notice thereof of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly their best efforts to obtain its withdrawal.
(b)    Copies of Registration Statements. To furnish promptly to the Underwriters and to counsel for the Underwriters, upon request, a signed copy or a conformed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.
(c)    Exchange Act Reports. To file promptly all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (“Exchange Act Reports”) subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Notes.
(d)    Copies of Documents to the Underwriters. To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (iii) each Issuer Free Writing Prospectus and (iv) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required at any time after the date hereof in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act or with a request from the Commission, to notify the Underwriters immediately thereof and to promptly prepare and, subject to Section 4(e) hereof, file with the Commission an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance.
(e)    Filing of Amendment or Supplement. To file promptly with the Commission any amendment to the Registration Statement or the Prospectus, any supplement to the Prospectus or any new, replacement registration statement that may, in the judgment of the Partnership or the Underwriters, be required by the Securities Act or requested by the Commission. Prior to filing with the Commission any amendment to the Registration Statement, any supplement to the Prospectus or any new, replacement registration statement, any document incorporated by reference in the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and not to file any such document to which the Underwriters shall reasonably object after having been given reasonable notice of the proposed filing thereof unless the Partnership is required by law to make such filing. The Partnership will furnish to the Underwriters such number of copies of such new registration statement, amendment or supplement as the Underwriters may reasonably request and use its commercially reasonable efforts to cause such new registration statement or amendment to be declared effective as soon as practicable. In any such case, the Partnership will promptly notify the Representatives of such filings and effectiveness.
(f)    Reports to Security Holders. As soon as practicable after the time of purchase, to make generally available to the Partnership’s security holders an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158).

(g)    Copies of Reports. For a period of two years following the date hereof, to furnish to the Underwriters copies of all materials furnished by the Partnership to its security holders and all reports and financial statements furnished by the Partnership to the Commission pursuant to the Exchange Act or any rule or regulation of the Commission thereunder, in each case to the extent that such materials, reports and financial statements are not publicly filed with the Commission.
(h)    Blue Sky Laws. Promptly to take from time to time such actions as the Underwriters may reasonably request to qualify the Notes for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may designate and to continue such qualifications in effect for so long as required for the resale of the Notes; and to arrange for the determination of the eligibility for investment of the Notes under the laws of such jurisdictions as the Underwriters may reasonably request; provided that no Western Operating Party shall be obligated to qualify as a foreign entity in any jurisdiction in which it is not so qualified or to file a general consent to service of process in any jurisdiction.
(i)    Application of Proceeds. To apply the net proceeds from the sale of the Notes as set forth in the Pricing Disclosure Package and the Prospectus.
(j)    Investment Company. To take such steps as shall be necessary to ensure that no Western Operating Party shall become an “investment company” as defined in the Investment Company Act.
(k)    Issuer Free Writing Prospectuses. Not to make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives.
(l)    Retention of Issuer Free Writing Prospectuses. To retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof and prior to the time of purchase, any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or, when considered together with the most recent Preliminary Prospectus, would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their reasonable request or as required by the Rules and Regulations, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission.

(m)    Stabilization. To not directly or indirectly take any action constituting, or designed to or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Notes.
(n)    Covenant to Pay Costs. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters, counsel for the Underwriters and dealers (including costs of mailing and shipment), (ii) the registration, issuance, sale and delivery of the Notes including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Notes to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any agreement among underwriters, any dealer agreements, any powers of attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) the registration of the Notes under the Exchange Act, (vi) any filing for review of the public offering of the Notes by FINRA, but not including the legal fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of the Trustee for the Notes, (viii) the costs and expenses of the Western Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Western Parties and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Notes for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Registration Statement, including any amendments thereto, and (xi) the performance of the Western Parties’ other obligations hereunder.
5.    Reimbursement of Underwriters’ Expenses. If the Notes are not delivered at the time of purchase for any reason other than the termination of this Agreement pursuant to the sixth sentence of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Western Operating Parties, jointly and severally, shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel; provided, however, that if this agreement is terminated because of the occurrence of any event specified in clause (b) of Section 7 (other than as specified in clause (b)(ii) thereof), the Western Operating Parties shall not be obligated to reimburse the Underwriters for any expenses specified in this Section 5.
6.    Conditions of Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Western Parties on the date hereof, at the time of purchase to the performance by the Western Parties of their obligations hereunder and to the following additional conditions precedent:
(a)    The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a) of this Agreement; no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectuses or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with to the reasonable satisfaction of the Underwriters; and the Commission shall not have notified the Partnership of any objection to the use of the form of the Registration Statement.
(b)    The Registration Statement, or any amendment thereto, does not contain an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material, or does not omit to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or in the documents incorporated by reference therein or is necessary to make the statements therein not misleading, and the Prospectus or the Pricing Disclosure Package, or any supplement thereto, do not include an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material, or do not omit to state any fact which, in the opinion of such counsel, is necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(c)    All partnership and limited liability company proceedings and other legal matters incident to the authorization, execution and filing of the Registration Statement, any Preliminary Prospectus, the Prospectus, the Indenture and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership shall have furnished to such counsel all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.
(d)    The Partnership shall have furnished to the Representatives at the time of purchase an opinion of Latham & Watkins LLP, counsel for the Partnership, addressed to the Underwriters, and dated the time of purchase, with executed copies for each of the other Underwriters, in form and substance reasonably satisfactory to the Representatives, substantially in the form set forth in Exhibit A hereto.

(e)    At the time of execution of this Agreement, the Underwriters shall have received from KPMG LLP a letter or letters, in form and substance satisfactory to the Underwriters, addressed to the Underwriters and dated the date hereof (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, and (ii) stating that, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Pricing Disclosure Package and the Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
(f)    With respect to the letter or letters of KPMG LLP referred to in the preceding paragraph and delivered to the Underwriters concurrently with the execution of this Agreement (the “initial letters”), such accounting firm shall have furnished to the Underwriters a letter (the “bring-down letter”) of KPMG LLP, addressed to the Underwriters and dated the date of the time of purchase (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable rules and regulations thereunder adopted by the Commission and the PCAOB, (ii) stating that, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than two business days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letters and (iii) confirming in all material respects the conclusions and findings set forth in the initial letters.
(g)    The Representatives shall have received at the time of purchase the favorable opinion of Gibson, Dunn & Crutcher LLP, counsel for the Underwriters, addressed to the Underwriters, and dated the time of purchase in form and substance reasonably satisfactory to the Representatives.
(h)    Prior to and at the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings shall have been initiated under Section 8(d) or 8(e) of the Securities Act; (ii) neither the Registration Statement nor any amendment thereto shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the most recent Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) neither the Pricing Disclosure Package nor any amendment or supplement thereto shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) no Permitted Free Writing Prospectus shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.
(i)    Between the time of execution of this Agreement and the time of purchase, (i) no material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the Partnership Entities, taken as a whole, shall have occurred or become known and (ii) no transaction which is material and adverse to the Partnership Entities, taken as a whole, shall have been entered into by any of the Partnership Entities or become probable, the effect of which is, in the judgment of the Representatives, so material or adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Notes as contemplated by the Prospectus.
(j)    No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the time of purchase, prevent the issuance or sale of the Notes; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the time of purchase which would prevent the issuance or sale of the Notes.
(k)    The Partnership and WES shall have delivered to the Representatives at the time of purchase a certificate of the Chief Executive Officer and Chief Financial Officer of the General Partner and WES GP, respectively, dated the time of purchase, in the form attached as Exhibit B hereto.
(l)    The Western Parties shall have furnished to the Representatives such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase as the Representatives may reasonably request.
7.    Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement. The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if (a) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package, the Prospectus and any Permitted Free Writing Prospectus, there has been any change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of any Partnership Entity, the effect of which change or development on the Partnership Entities, taken as a whole, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the Offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus, (b) since the time of execution of this Agreement, there shall have occurred (i) a suspension or material limitation in trading in securities generally on the NYSE or the NASDAQ; (ii) a suspension or material limitation in trading in WES’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, and, in the case of clause (iv) or (v), the effect of any such event, in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the Offering or the delivery of the Notes on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package, the Prospectus and each Permitted Free Writing Prospectus, or (c) since the time of execution of this Agreement, there shall have occurred any downgrading in, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded to, any securities of or guaranteed by any Partnership Entity by any “nationally recognized statistical rating organization,” as that term is defined in Section 3(a)(62) of the Exchange Act. If the Representatives elect to terminate this Agreement as provided in this Section 7, the Partnership and each other Underwriter shall be notified promptly in writing. If the sale to the Underwriters of the Notes, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Western Parties shall be unable to comply with any of the terms of this Agreement, the Western Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Western Parties under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.
8.    Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Notes to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the aggregate principal amount of the Notes that all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the aggregate principal amount of the Notes to be purchased on the Closing Date, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate principal amount of the Notes they are obligated to purchase pursuant to Section 1 hereof) the aggregate principal amount of the Notes agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Notes shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as the Representatives may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Notes shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate principal amount of the Notes set forth opposite the names of such non-defaulting Underwriters in Schedule A. Without relieving any defaulting Underwriter of its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Notes hereunder unless all of the Notes are purchased by the Underwriters (or by substituted Underwriters selected by the Representatives with the approval of the Partnership or selected by the Partnership with the approval of the Representatives). If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or the Representatives shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected. The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto. If the aggregate principal amount of the Notes that the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the aggregate principal amount of the Notes, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Notes that the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
9.    Indemnity and Contribution.
(a)    Each of the Western Operating Parties, jointly and severally, agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and agents, affiliates of such Underwriter who have, or who are alleged to have, participated in the distribution of the Notes as underwriters, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the Underwriter Information furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership or in any Prospectus together with any combination of one or more Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Permitted Free Writing Prospectuses, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact that is included in, and that is in conformity with the Underwriter Information furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Permitted Free Writing Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not included in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact included in any “road show” (as defined in Rule 433 under the Securities Act) not constituting an Issuer Free Writing Prospectus.
(b)    Each Underwriter severally and not jointly agrees to indemnify, defend and hold harmless the Western Operating Parties, their directors, officers and agents, any person who controls the Western Operating Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Western Operating Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the Underwriter Information furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact that is contained in, and that is in conformity with the Underwriter Information furnished in writing by or on behalf of such Underwriter through the Representatives to the Partnership expressly for use in, a Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus or a Permitted Free Writing Prospectus, or any omission or alleged omission to state a material fact in such Preliminary Prospectus, Pricing Disclosure Package, Prospectus or Permitted Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
(c)    If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against any of the Western Operating Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b) of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that, except as provided in Section 9(c), such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement or compromise or consent to the entry of any judgment with respect to any Proceeding (whether or not the indemnified parties are actual or potential parties to such Proceeding) effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.
(d)    If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsection (a) or (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Western Operating Parties on the one hand and the Underwriters on the other hand from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Western Operating Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Western Operating Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the Offering (net of underwriting discounts and commissions but before deducting expenses) received by the Western Operating Parties, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Notes. The relative fault of the Western Operating Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Western Operating Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.
(e)    The Western Operating Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage that such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.
(f)    The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Western Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or agents, any affiliate of such Underwriter who has, or who is alleged to have, participated in the distribution of the Notes as an underwriter, or any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Western Operating Parties, their directors, officers or agents or any person who controls the Western Operating Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Notes. The Western Operating Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Western Operating Parties, against any of their officers or directors in connection with the issuance and sale of the Notes, or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Permitted Free Writing Prospectus.
10.    Information Furnished by the Underwriters. The statements relating to stabilization by the Underwriters appearing in the fifth and sixth paragraphs under the caption “Underwriting” in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.
11.    Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:
(a)    if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to (i) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration, fax no. (646) 834-8133; (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, fax no. (646) 291-1469; (iii) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Debt Capital Markets, fax no. (646) 374-1071 with a copy to 60 Wall Street, 36th Floor, New York, New York 10005, Attention: General Counsel, fax no. (646) 374-1071; and (iv) PNC Capital Markets LLC, 300 Fifth Avenue, 10th Floor, Pittsburgh,

Pennsylvania 15222, Attention: Debt Capital Markets, Transaction Execution, fax no. (412) 762-2760; and
(b)    if to the Western Parties, shall be delivered or sent by mail or facsimile transmission to the offices of the Partnership at 1201 Lake Robbins Drive, The Woodlands, Texas 77380, Attention: Michael P. Ure, President and Chief Executive Officer, Facsimile: 832-636-6001.
12.    Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.
13.    Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Western Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Western Parties hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Western Parties (each on its own behalf and, to the extent permitted by applicable law, on behalf of its equity owners and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Western Parties agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Western Parties and may be enforced in any other courts to the jurisdiction of which the Western Parties are or may be subject, by suit upon such judgment.
14.    Parties at Interest. The agreement set forth herein has been and is made solely for the benefit of the Underwriters and the Western Parties and to the extent provided in Section 9 hereof the controlling persons, affiliates, partners, directors and officers referred to in such Section, and their respective successors, assigns, agents, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.
15.    No Fiduciary Relationship. The Western Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s securities. The Western Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Partnership Entities, their management, security holders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Notes, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Partnership Entities, either in connection with the transactions contemplated by this Agreement or any matters relating to such transactions, and each Western Party hereby confirms its understanding and agreement to that effect. The Western Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Partnership Entities regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Entities. Each Western Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Partnership Entities in connection with the transactions contemplated by this Agreement or any matters relating to such transactions.
16.    Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.
17.    Successors and Assigns. This Agreement shall be binding upon the Underwriters, the Western Parties, their respective successors and assigns and any successor or assign of any substantial portion of any of the Western Parties’ or any of the Underwriters’ respective businesses and/or assets.
18.    Recognition of the U.S. Special Resolution Regimes.
(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.
(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.
(c)    As used in this Agreement:
(i)    “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
(ii)    “Covered Entity” means any of the following:

A.    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
B.    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
C.    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
(iii)    “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
(iv)    “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.
[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

If the foregoing correctly sets forth the understanding among the Western Parties and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Western Parties and the Underwriters, severally.

Very truly yours,

WESTERN MIDSTREAM OPERATING GP, LLC

By:	/s/ Michael C. Pearl
	Name:	Michael C. Pearl
	Title:	Senior Vice President and Chief Financial Officer

WESTERN MIDSTREAM OPERATING, LP

By:	Western Midstream Operating, GP, LLC, its general partner

By:	/s/ Michael C. Pearl
	Name:	Michael C. Pearl
	Title:	Senior Vice President and Chief Financial Officer

WESTERN MIDSTREAM HOLDINGS, LLC

By:	/s/ Michael C. Pearl
	Name:	Michael C. Pearl
	Title:	Senior Vice President and Chief Financial Officer

WESTERN MIDSTREAM PARTNERS, LP

By:	Western Midstream Holdings, LLC, its general partner

By:	/s/ Michael C. Pearl
	Name:	Michael C. Pearl
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters name in Schedule A.

Barclays Capital Inc.

By:	/s/ Andrew N. Pocius
	Name:	Andrew N. Pocius
	Title:	Managing Director

Citigroup Global Markets Inc.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

Deutsche Bank Securities Inc.

By:	/s/ Thomas Short
	Name:	Thomas Short
	Title:	Director, Debt Syndicate

By:	/s/ Ben-Zion Smilchensky
	Name:	Ben-Zion Smilchensky
	Title:	Managing Director

PNC Capital Markets LLC

By:	/s/ James Torrell
	Name:	James Torrell
	Title:	Managing Director

SCHEDULE A
Underwriters

Underwriter	Principal Amount of 2023 Notes	Principal Amount of 2025 Notes	Principal Amount of 2030 Notes	Principal Amount of 2050 Notes
Barclays Capital Inc.	$48,000,000	$160,000,000	$192,000,000	$160,000,000
Citigroup Global Markets Inc.	45,000,000	150,000,000	180,000,000	150,000,000
Deutsche Bank Securities Inc.	45,000,000	150,000,000	180,000,000	150,000,000
PNC Capital Markets LLC	45,000,000	150,000,000	180,000,000	150,000,000
Mizuho Securities USA LLC	11,760,000	39,200,000	47,040,000	39,200,000
MUFG Securities Americas Inc.	11,760,000	39,200,000	47,040,000	39,200,000
U.S. Bancorp Investments, Inc.	11,760,000	39,200,000	47,040,000	39,200,000
Wells Fargo Securities, LLC	11,760,000	39,200,000	47,040,000	39,200,000
BMO Capital Markets Corp.	10,710,000	35,700,000	42,840,000	35,700,000
RBC Capital Markets, LLC	8,790,000	29,300,000	35,160,000	29,300,000
Scotia Capital (USA) Inc.	8,790,000	29,300,000	35,160,000	29,300,000
SG Americas Securities, LLC	8,790,000	29,300,000	35,160,000	29,300,000
SunTrust Robinson Humphrey, Inc.	8,790,000	29,300,000	35,160,000	29,300,000
TD Securities (USA) LLC	8,790,000	29,300,000	35,160,000	29,300,000
Comerica Securities, Inc.	5,610,000	18,700,000	22,440,000	18,700,000
Credit Suisse Securities (USA) LLC	5,130,000	17,100,000	20,520,000	17,100,000
Capital One Securities, Inc.	2,310,000	7,700,000	9,240,000	7,700,000
Raymond James & Associates, Inc.	1,500,000	5,000,000	6,000,000	5,000,000
Stifel, Nicolaus & Company, Incorporated	750,000	2,500,000	3,000,000	2,500,000
Total	$300,000,000	$1,000,000,000	$1,200,000,000	$1,000,000,000

Schedule A-1

SCHEDULE B
Jurisdictions of Foreign Qualifications

Partnership Entity	Jurisdictions of Foreign Qualification
Western Midstream Operating GP, LLC (formerly known as Western Gas Holdings, LLC)	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming
Western Midstream Operating, LP (formerly known as Western Gas Partners, LP)	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming
Operating Subsidiaries
Western Gas Operating, LLC	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Texas, Utah, Wyoming
WGR Operating, LP	Arizona, Colorado, Kansas, New Mexico, Oklahoma, Pennsylvania, Texas, Utah, Wyoming
Anadarko Gathering Company LLC	Kansas, Louisiana, Mississippi, Oklahoma, Texas, Utah
MIGC LLC	Colorado, Wyoming
Western Gas Wyoming, L.L.C.	None
Chipeta Processing LLC	Colorado, Utah
Kerr-McGee Gathering LLC	None
Anadarko Wattenberg Company, LLC	None
Mountain Gas Resources, LLC	Colorado, Texas, Utah, Wyoming
Mountain Gas Transportation LLC	Colorado, Wyoming
GNB NGL Pipeline LLC	Colorado, Utah
Overland Trail Transmission, LLC	Wyoming
DBM Crude Services, LLC	New Mexico, Texas
DBM Pipeline, LLC	New Mexico, Texas
DBM Water Services, LLC	Colorado, New Mexico, Texas
Delaware Basin Express, LLC	Texas
Delaware Basin Midstream, LLC	New Mexico, Texas
Delaware Basin JV Gathering LLC	Texas
Springfield Pipeline LLC	None
Anadarko Wattenberg Oil Complex LLC	Colorado
Anadarko DJ Oil Pipeline LLC	Colorado
Anadarko DJ Gas Processing LLC	Colorado
Wamsutter Pipeline LLC	Wyoming
DBM Oil Services, LLC	Texas
Anadarko Pecos Midstream LLC	Texas
Anadarko Mi Vida LLC	Texas
APC Water Holdings 1, LLC	Texas
Western Midstream Services, LLC	Colorado, Texas, Utah, Wyoming and New Mexico
Western Midstream Services Holdings, LLC	None

Schedule B-1

SCHEDULE C-1
Information Included in the Pricing Disclosure Package
FREE WRITING PROSPECTUS
Filed Pursuant to Rule 433
Registration No. 333-231590-01
January 9, 2020
WESTERN MIDSTREAM OPERATING, LP
(the “Partnership”)
Fixed Rate Notes
Terms Applicable to the Senior Notes due 2025

Issuer:	Western Midstream Operating, LP
Security Type:	Senior Unsecured Notes
Legal Format:	SEC Registered
Pricing Date:	January 9, 2020
Settlement Date (T+2):	January 13, 2020
Net Proceeds Before Expenses:	$993,620,000
Maturity Date:	February 1, 2025
Principal Amount:	$1,000,000,000
Benchmark Treasury:	1.750% due December 31, 2024
Benchmark Treasury Price / Yield:	100-14 / 1.658%
Spread to Benchmark Treasury:	T+145 bps
Yield to Maturity:	3.108%
Coupon:	3.100%
Public Offering Price:	99.962% of the principal amount
Optional Redemption:
Redeemable at any time before January 1, 2025 in an amount equal to the principal amount plus a make-whole premium, using a discount rate of T + 25 bps, plus accrued and unpaid interest. Redeemable at any time on or after January 1, 2025 in an amount equal to the principal amount plus accrued and unpaid interest.

Interest Payment Dates:	February 1 and August 1, beginning on August 1, 2020
CUSIP / ISIN:	958667 AB3 / US958667AB34

Schedule C-1-1

Joint Book-Running Managers:
Barclays Capital Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
PNC Capital Markets LLC
BMO Capital Markets Corp.
Comerica Securities, Inc.
Credit Suisse Securities (USA) LLC
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Co-Managers:	Capital One Securities, Inc. Raymond James & Associates, Inc. Stifel, Nicolaus & Company, Incorporated

Terms Applicable to the Senior Notes due 2030

Issuer:	Western Midstream Operating, LP
Security Type:	Senior Unsecured Notes
Legal Format:	SEC Registered
Pricing Date:	January 9, 2020
Settlement Date (T+2):	January 13, 2020
Net Proceeds Before Expenses:	$1,191,000,000
Maturity Date:	February 1, 2030
Principal Amount:	$1,200,000,000
Benchmark Treasury:	1.750% due November 15, 2029
Benchmark Treasury Price / Yield:	99-00 / 1.862%
Spread to Benchmark Treasury:	T+220 bps
Yield to Maturity:	4.062%
Coupon:	4.050%
Public Offering Price:	99.900% of the principal amount
Optional Redemption:
Redeemable at any time before November 1, 2029 in an amount equal to the principal amount plus a make-whole premium, using a discount rate of T + 35 bps, plus accrued and unpaid interest. Redeemable at any time on or after November 1, 2029 in an amount equal to the principal amount plus accrued and unpaid interest.

Interest Payment Dates:	February 1 and August 1, beginning on August 1, 2020
CUSIP / ISIN:	958667 AC1 / US958667AC17

Schedule C-1-2

Joint Book-Running Managers:
Barclays Capital Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
PNC Capital Markets LLC
BMO Capital Markets Corp.
Comerica Securities, Inc.
Credit Suisse Securities (USA) LLC
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Co-Managers:	Capital One Securities, Inc. Raymond James & Associates, Inc. Stifel, Nicolaus & Company, Incorporated

Terms Applicable to the Senior Notes due 2050

Issuer:	Western Midstream Operating, LP
Security Type:	Senior Unsecured Notes
Legal Format:	SEC Registered
Pricing Date:	January 9, 2020
Settlement Date (T+2):	January 13, 2020
Net Proceeds Before Expenses:	$985,670,000
Maturity Date:	February 1, 2050
Principal Amount:	$1,000,000,000
Benchmark Treasury:	2.250% due August 15, 2049
Benchmark Treasury Price / Yield:	98-04+ / 2.337%
Spread to Benchmark Treasury:	T+295 bps
Yield to Maturity:	5.287%
Coupon:	5.250%
Public Offering Price:	99.442% of the principal amount
Optional Redemption:
Redeemable at any time before August 1, 2049 in an amount equal to the principal amount plus a make-whole premium, using a discount rate of T + 45 bps, plus accrued and unpaid interest. Redeemable at any time on or after August 1, 2049 in an amount equal to the principal amount plus accrued and unpaid interest.

Interest Payment Dates:	February 1 and August 1, beginning on August 1, 2020
CUSIP / ISIN:	958667 AA5 / US958667AA50

Schedule C-1-3

Joint Book-Running Managers:
Barclays Capital Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
PNC Capital Markets LLC
BMO Capital Markets Corp.
Comerica Securities, Inc.
Credit Suisse Securities (USA) LLC
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Co-Managers:	Capital One Securities, Inc. Raymond James & Associates, Inc. Stifel, Nicolaus & Company, Incorporated

Schedule C-1-4

Floating Rate Notes
Terms Applicable to the Senior Notes due 2023 (the “floating rate notes”)

Issuer:	Western Midstream Operating, LP
Security Type:	Senior Unsecured Notes
Legal Format:	SEC Registered
Pricing Date:	January 9, 2020
Settlement Date (T+2):	January 13, 2020
Net Proceeds Before Expenses:	$298,650,000
Maturity Date:	January 13, 2023 (the “Floating Rate Maturity Date”)
Principal Amount:	$300,000,000
Coupon:	3 Month LIBOR + 85bps
Public Offering Price:	100.000% of the principal amount

CUSIP / ISIN:	958667 AD9 / US958667AD99
Joint Book-Running Managers:
Barclays Capital Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
PNC Capital Markets LLC
BMO Capital Markets Corp.
Comerica Securities, Inc.
Credit Suisse Securities (USA) LLC
Mizuho Securities USA LLC
MUFG Securities Americas Inc.
RBC Capital Markets, LLC
Scotia Capital (USA) Inc.
SG Americas Securities, LLC
SunTrust Robinson Humphrey, Inc.
TD Securities (USA) LLC
U.S. Bancorp Investments, Inc.
Wells Fargo Securities, LLC

Co-Managers:	Capital One Securities, Inc. Raymond James & Associates, Inc. Stifel, Nicolaus & Company, Incorporated

* Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Schedule C-1-5

Payment of Floating Rate Interest
The floating rate notes will bear interest from January 13, 2020 (the “Settlement Date”) at a floating rate determined in the manner provided below, payable on January 13, April 13, July 13 and October 13 of each year (each such day a “Floating Rate Interest Payment Date”), commencing on April 13, 2020, to the persons in whose names the floating rate notes were registered at the close of business on the 15th day preceding the respective Floating Rate Interest Payment Date, subject to certain exceptions. The per annum interest rate on the floating rate notes (the “Floating Interest Rate”) in effect for each day of an Interest Period (as defined below) will be equal to a benchmark rate (which will initially be the Three-Month LIBOR Rate) plus 85 basis points (0.85%). The Floating Interest Rate for the initial Interest Period will be determined on January 10, 2020. The Floating Interest Rate for each Interest Period after the initial Interest Period for the floating rate notes will be reset on the 13th day of the months of January, April, July and October of each year, commencing April 13, 2020, (each such date an “Interest Reset Date”) until the principal on the floating rate notes is paid or made available for payment. So long as the Three-Month LIBOR Rate is the benchmark, the applicable interest rate will be determined two London business days prior to each Interest Reset Date (each such date, an “Interest Determination Date”). If any such Interest Reset Date and Floating Rate Interest Payment Date for the floating rate notes would otherwise be a day that is not a business day, such Interest Reset Date and Floating Rate Interest Payment Date will be the next succeeding business day, unless the next succeeding business day is in the next succeeding calendar month, in which case such Interest Reset Date and Floating Rate Interest Payment Date will be the immediately preceding business day.
“Interest Period” means the period from and including an Interest Reset Date or, in the case of the initial Interest Period, from the Settlement Date to but excluding the next succeeding Interest Reset Date and, in the case of the last such period, from and including the Interest Reset Date immediately preceding the Floating Rate Maturity Date to but not including such Floating Rate Maturity Date. If the Floating Rate Maturity Date is not a business day, then the principal amount of the floating rate notes plus accrued and unpaid interest thereon shall be paid on the next succeeding business day and no interest shall accrue for the Floating Rate Maturity Date, or any day thereafter.
The amount of interest for each day that the floating rate notes are outstanding (the “Daily Interest Amount”) will be calculated by dividing the Floating Interest Rate in effect for such day by 360 and multiplying the result by the principal amount of floating rate notes. The amount of interest to be paid on the floating rate notes for any Interest Period will be calculated by adding the Daily Interest Amounts for each day in such Interest Period.
The Floating Interest Rate on the floating rate notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. In no event will the Floating Interest Rate be less than 0.0%.
So long as the Three-Month LIBOR Rate is the benchmark, the Floating Interest Rate and amount of interest to be paid on the floating rate notes for each Interest Period will be determined by the calculation agent. All calculations made by the calculation agent shall in the absence of manifest error be conclusive for all purposes and binding on the Partnership and the holders of the floating rate notes. So long as a benchmark rate is required to be determined with respect to the floating rate notes, there will at all times be a calculation agent. In the event that any then acting calculation agent shall be unable or unwilling to act, or that such calculation agent shall fail duly to establish the benchmark rate for any Interest Period, or that the Partnership proposes to remove such calculation agent, the Partnership shall appoint another person which is a bank, trust company, investment banking firm, or other financial institution, to act as the calculation agent. It is expected that Wells Fargo Bank, National Association will be the calculation agent.
Floating Rate Benchmark; Benchmark Transition Event
Interest on the floating rate notes will accrue at a floating rate based on a “benchmark,” which will initially be the Three-Month LIBOR Rate, but will be replaced by the benchmark replacement following the occurrence of a benchmark transition event and its related benchmark replacement date as described below.
The “Index Maturity” shall mean the period to maturity of the instrument or obligation on which the floating interest rate formula is based (e.g., “Three Month LIBOR”).
The “Three-Month LIBOR Rate” shall mean the rate determined in accordance with the provisions described herein and the accompanying prospectus for the floating rate notes with an Index Maturity of three months.

Schedule C-1-6

The “LIBOR” for any Interest Determination Date is the rate for deposits in the LIBOR Currency having the Index Maturity specified herein as such rate is displayed on Reuters on page LIBOR01 (or any other page as may replace such page on such service or any successor service nominated by ICE Benchmark Administration Ltd. for the purpose of displaying the London interbank rates of major banks for the designated LIBOR Currency) (“Reuters Page LIBOR01”) (or Bloomberg L.P.’s page “BBAM” or any other page as may replace such page on such service, any successor service or such other service as may be nominated as the information vendor for the purpose of displaying rates or prices comparable to LIBOR for U.S. dollar deposits) as of 11:00 a.m., London time, on such LIBOR Interest Determination Date.
If LIBOR cannot be determined as described above, the calculation agent shall request the principal London offices of each of four major reference banks in the London interbank market, as selected by the calculation agent as directed by the Partnership to provide the calculation agent with its offered quotation for deposits in the designated LIBOR Currency for the period of the Index Maturity specified herein commencing on the related Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Interest Determination Date and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time. If at least two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on such LIBOR Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 a.m., in the City of New York, on such LIBOR Interest Determination Date by three major banks (which may include affiliates of the underwriters) in the City of New York selected by the calculation agent as directed by the Partnership for loans in the designated LIBOR Currency to leading European banks, having the Index Maturity specified herein and in a principal amount that is representative for a single transaction in the designated LIBOR Currency in such market at such time; provided, however, that if the banks selected by the calculation agent as directed by the Partnership are not quoting as mentioned in this sentence, LIBOR determined as of such LIBOR Interest Determination Date shall be the same LIBOR as in effect on such LIBOR Interest Determination Date. All determinations of LIBOR by the calculation agent, in absence of manifest error, will be conclusive and binding on the noteholders.
Notwithstanding the foregoing, if the Partnership (or its Designee (as defined below) determines that a benchmark transition event and its related benchmark replacement date have occurred prior to any interest determination date for the then-current benchmark, then the Partnership shall promptly provide notice of such determination to DTC, the trustee and the calculation agent and the benchmark replacement will replace the then-current benchmark for all purposes relating to the floating rate notes in respect of such determination on such date and all determinations on all subsequent dates. However, if the initial benchmark replacement is based on any rate other than term SOFR and the Partnership later determines that term SOFR can be determined, term SOFR will become the new unadjusted benchmark replacement and will, together with a new benchmark replacement adjustment for term SOFR, replace the then-current benchmark on the next benchmark determination date for term SOFR.
A “benchmark transition event” means the occurrence of one or more of the following events with respect to the then-current benchmark:
(1)a public statement or publication of information by or on behalf of the administrator of the benchmark announcing that such administrator has ceased or will cease to provide the benchmark, permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark;
(2)a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark, the central bank for the currency of the benchmark, an insolvency official with jurisdiction over the administrator for the benchmark, a resolution authority with jurisdiction over the administrator for the benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the benchmark, which states that the administrator of the benchmark has ceased or will cease to provide the benchmark permanently or indefinitely; provided, that, at the time of such statement or publication, there is no successor administrator that will continue to provide the benchmark; or

Schedule C-1-7

(3)a public statement or publication of information by the regulatory supervisor for the administrator of the benchmark announcing that the benchmark is no longer representative of the underlying market or economic reality or that the benchmark may no longer be used.
A “benchmark replacement date” means:
(1)in the case of clause (1) or (2) of the definition of benchmark transition event, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the benchmark permanently or indefinitely ceases to provide the benchmark; or
(2)in the case of clause (3) of the definition of benchmark transition event, the date of the public statement or publication of information referenced therein.
The term “benchmark determination date” means (a) if the benchmark is the Three-Month LIBOR Rate, the date that is two London business days before the applicable Interest Reset Date, and (b) if the benchmark is any other rate, the date determined by the Partnership (or the Partnership’s designee, which may be the calculation agent only if the calculation agent consents in writing to such appointment in its sole discretion with no liability therefor, a successor calculation agent, or other such designee of the Partnership (any of such entities, a “Designee”)) as a benchmark replacement conforming change. If the Designee is not the calculation agent, the Partnership shall notify the trustee and the calculation agent in writing of the party that has been appointed by the Partnership as Designee.
The “benchmark replacement” will be the first alternative set forth in the order below that can be determined by the Partnership or its Designee as of the benchmark replacement date:
(1)the sum of (a) term SOFR and (b) the benchmark replacement adjustment;
(2)the sum of (a) compounded SOFR and (b) the benchmark replacement adjustment;
(3)the sum of (a) the alternate rate of interest that has been selected or recommended by the relevant governmental body as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment;
(4)the sum of (a) the ISDA fallback rate and (b) the benchmark replacement adjustment; and
(5)the sum of (a) the alternate rate of interest that has been selected by the Partnership (or its Designee) in its reasonable discretion as the replacement for the then-current benchmark for the applicable corresponding tenor and (b) the benchmark replacement adjustment.
“SOFR”, with respect to any day, is the secured overnight financing rate published for such day by the Federal Reserve Bank of New York.
The term “term SOFR” means the forward-looking term rate for the applicable corresponding tenor based on SOFR that has been selected or recommended by the relevant governmental body.
The “corresponding tenor” will be a tenor (including overnight) having approximately the same length (disregarding business day adjustments) as the applicable tenor for the then-current benchmark.
The “ISDA fallback rate” ‘means the rate that would apply for derivatives transactions referencing the ISDA definitions to be effective upon the occurrence of an index cessation date with respect to the benchmark for the applicable tenor excluding the applicable ISDA fallback adjustment.
The “ISDA definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA fallback adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA definitions to be determined upon the occurrence of an index cessation event with respect to the benchmark for the applicable tenor.
The term “compounded SOFR” means, for any interest accrual period, the compounded average, in arrears, of the SOFRs for each day of such interest accrual period, as determined on the benchmark determination date for

Schedule C-1-8

such interest accrual period, with the rate, or methodology for this rate, and conventions for this rate (which will be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each interest accrual period, such that the SOFR on the benchmark determination date will apply for each day in the interest accrual period following the benchmark determination date) being established by the Partnership (or the Partnership’s Designee) in accordance with:
(1)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the relevant governmental body for determining compounded SOFR; or
(2)if, and to the extent that, the Partnership (or its Designee) determines that compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Partnership (or its Designee) in its reasonable discretion.
The “benchmark replacement adjustment” will be the first alternative set forth in the order below that can be determined by the Partnership (or its Designee) as of the benchmark replacement date:
(1)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected or recommended by the relevant governmental body for the applicable unadjusted benchmark replacement;
(2)if the applicable unadjusted benchmark replacement is equivalent to the ISDA fallback rate, then the ISDA fallback adjustment; and
(3)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Partnership (or its Designee) in its reasonable discretion for the replacement of the then-current benchmark with the applicable unadjusted benchmark replacement.
The “unadjusted benchmark replacement” is the benchmark replacement excluding the benchmark replacement adjustment.
The “relevant governmental body” is the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor thereto.
In connection with the implementation of a benchmark replacement, the Partnership (or its Designee) will have the right from time to time to make “benchmark replacement conforming changes,” which are any technical, administrative or operational changes (including changes to the timing and frequency of determining rates, the process of making payments of interest and other administrative matters) that the Partnership (or its Designee) decides may be appropriate to reflect the adoption of such benchmark replacement in a manner substantially consistent with market practice (or, if the Partnership decides that adoption of any portion of such market practice is not administratively feasible or if the Partnership (or its Designee) determines that no market practice for use of the benchmark replacement exists, in such other manner as the Partnership (or its Designee) determines is reasonably necessary).
Notice of the occurrence of a benchmark transition event and its related benchmark replacement date, the determination of a benchmark replacement and the making of any benchmark conforming changes will be provided by the Partnership (or its Designee) to DTC, the trustee and the calculation agent.
Any determination, decision or election that may be made by the Partnership (or its Designee) in connection with a benchmark transition event or a benchmark replacement as described above, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Partnership’s (or its Designee’s) reasonable discretion, and will become effective without consent from any other party, including the holders of the floating rate notes. None of the Partnership, its Designee, the trustee with respect to the floating rate notes, or the calculation agent, will have any liability for any determination made by or on behalf of the Partnership in connection with a benchmark transition event or a benchmark replacement as described above, and each holder of a floating rate note, by its acceptance of a floating rate note or a beneficial interest in a floating rate note, will be deemed to waive and release

Schedule C-1-9

any and all claims against the Partnership, its Designee, and the trustee with respect to the floating rate notes, or the calculation agent relating to any such determinations.
“LIBOR Currency” means U.S. dollars.

Schedule C-1-10

The definition of “Principal Property” in the section entitled “Description of Notes—Certain Definitions” in the related final prospectus supplement will be removed and replaced in its entirety with the following:
“Principal Property” means, whether currently owned or leased or subsequently acquired, any pipeline, gathering system, terminal, storage facility, processing plant, or other plant or facility located in the United States of America or any territory or political subdivision thereof owned or leased by the Partnership or any of its Subsidiaries and used in the transportation, distribution, terminalling, gathering, treating, processing, marketing, storage or disposal of oil, natural gas, NGLs, propane, or produced water except (1) any property or asset consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles (but excluding vehicles that generate transportation revenues), and (2) any such property or asset, plant or terminal which, in the good faith opinion of the Board of Directors of the Operating GP as evidenced by resolutions of the Board of Directors of the Operating GP, is not material in relation to the activities of the Partnership and its Subsidiaries, taken as a whole.
The following will be added to the section entitled “Risk Factors—Risks Related to the Notes” in the related final prospectus supplement:
Uncertainty about the future of LIBOR, the potential discontinuance of LIBOR, and a change to a benchmark replacement for the floating rate notes could adversely affect the market value of the floating rate notes and/or limit your ability to resell them and result in adverse tax consequences for the holders of the floating rate notes.
The chief executive of the United Kingdom Financial Conduct Authority, or the “FCA”, which regulates LIBOR, announced in July 2017 that the FCA intends to stop compelling banks to submit rates for the calculation of LIBOR after 2021. It is unknown whether any banks will continue to voluntarily submit rates for the calculation of LIBOR after 2021 or whether LIBOR will continue to be published by its administrator based on these submissions or on any other basis. It is not possible to predict the effect of these changes, other reforms, the establishment of alternative benchmark rates or a change to a benchmark replacement for the floating rate notes in the United States, the United Kingdom, or elsewhere. The resulting uncertainty could adversely affect the market value of the floating rate notes and/or limit your ability to resell them.
The floating rate notes will accrue interest based on a benchmark. The benchmark will initially be the Three-Month LIBOR Rate (as defined herein), although the benchmark may be changed following the occurrence of a benchmark transition event. Due to the uncertainty regarding the future of LIBOR, we cannot provide any assurances that a new benchmark rate will be representative of market interest rates or consistent with the previously published Three-Month LIBOR Rate during the life of the floating rate notes. If a published Three-Month LIBOR Rate is unavailable at any time prior to the occurrence of a benchmark transition event and its related benchmark replacement date, the Three-Month LIBOR Rate will be determined using the alternative methods stated in “Description of Notes—The Floating Rate Notes—Floating Rate Benchmark; Benchmark Transition Event.” These alternative methods may result in lower interest payments or interest payments that do not otherwise correlate over time with payments that would have been made if the Three-Month LIBOR Rate were available in its current form. The alternative methods may also be subject to factors that make the Three-Month LIBOR Rate impossible or impracticable to determine. If a published Three-Month LIBOR Rate is unavailable at any time prior to the occurrence of a benchmark transition event and its related benchmark replacement date and banks are unwilling to provide quotations, the rate of interest on each floating rate note for an interest period will be the same as the immediately preceding interest period, and could remain the rate of interest for the life of the floating rate notes.
In addition, as described under “Description of Notes—The Floating Rate Notes—Floating Rate Benchmark; Benchmark Transition Event,” the Three-Month LIBOR Rate will be replaced as the benchmark for the floating rate notes following the occurrence of a benchmark transition event and its related benchmark replacement date. The benchmark transition events generally include the making of public statements or publication of information by the administrator of the benchmark, its regulatory supervisor, or certain other governmental authorities that the benchmark will no longer be provided or is no longer representative of underlying market or economic reality. However, we cannot provide any assurances that these events will be sufficient to trigger a change in the benchmark at all times when the then-current benchmark is no longer representative of market interest rates, or that these events will align with similar events in the market generally or in other parts of the financial markets, such as the derivatives market.

Schedule C-1-11

Further, as described under “Description of Notes—The Floating Rate Notes—Floating Rate Benchmark; Benchmark Transition Event,” the benchmark replacement will depend on the availability of various alternative benchmarks at the time of the benchmark transition event, the first of which is term SOFR, the second of which is compounded SOFR, and the last two of which are not currently specified. The Secured Overnight Financing Rate, or “SOFR,” was selected by the Alternative Reference Rates Committee, or “ARRC,” of the Federal Reserve Bank of New York, or the “FRBNY,” as the replacement for LIBOR. However, because SOFR is a secured, risk-free rate, while LIBOR is an unsecured rate reflecting counterparty risk, SOFR is not representative of LIBOR.
The FRBNY started publishing SOFR in April 2018. The FRBNY has also started publishing historical indicative SOFR dating back to 2014, although such historical indicative data inherently involves assumptions, estimates, and approximations. Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in comparable benchmarks or market rates, including LIBOR, and SOFR over the term of the floating rate notes, may bear little or no relation to the historical actual or historical indicative data.
Moreover, the Three-Month LIBOR Rate is a forward-looking term rate. Term SOFR, which is expected to be a similar forward-looking term rate which will be based on SOFR, is the first alternative among the several benchmark replacements, but currently does not exist and is being developed under the sponsorship of the FRBNY, and we cannot provide any assurances that the development of term SOFR will be completed. If term SOFR is not available as of the benchmark replacement date, the next available benchmark replacement is compounded SOFR. Compounded SOFR is a backward-looking rate generally calculated using actual rates during the interest accrual period, and may be even less representative of the Three-Month LIBOR Rate. In addition, because compounded SOFR for an interest accrual period will be determined just prior to the end of such period, you may be unable to reliably estimate in advance the amount of interest you will receive for such period, which may also adversely affect the price and marketability of such floating rate notes. Finally, if a benchmark replacement other than term SOFR is chosen because term SOFR is not initially available, term SOFR will become the benchmark replacement if it later becomes available, which could lead to further volatility in the interest rate on the floating rate notes.
In order to compensate for these differences in the benchmark, a benchmark replacement adjustment will be included in any benchmark replacement. However, we cannot provide any assurances that any benchmark replacement adjustment will be sufficient to produce the economic equivalent of the then-current benchmark, either at the benchmark replacement date or over the life of the floating rate notes. As a result of each of the foregoing factors, we cannot provide any assurances that the characteristics of any benchmark replacement will be similar to the then-current benchmark that it is replacing, or that any benchmark replacement will produce the economic equivalent of the then-current benchmark that it is replacing.
It is intended that the replacement of the benchmark will not be a taxable event for holders of the floating rate notes. However, we cannot provide any assurances that the IRS (as defined herein) will not take a contrary view. If the IRS treats the replacement of the benchmark as a taxable event, holders of the floating rate notes may be required to recognize taxable gain or loss at that time.
Finally, the Partnership may have discretion in certain elements of the benchmark replacement process, including determining if a benchmark transition event and its related benchmark replacement date has occurred, determining which benchmark replacement is available and, if term SOFR or compounded SOFR is not available, selecting a benchmark replacement, determining the benchmark replacement adjustment, and making benchmark replacement conforming changes. The holders of the floating rate notes will not have any right to approve or disapprove of these changes and will be deemed to have agreed to waive and release any and all claims relating to any such determinations.
For more information about the benchmark for the floating rate notes and the replacement of the benchmark, see “Description of Notes—The Floating Rate Notes—Floating Rate Benchmark; Benchmark Transition Event.”
The Partnership has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Partnership has filed with the SEC for more complete information about the Partnership and this offering. You may get these documents for free by visiting

Schedule C-1-12

EDGAR on the SEC web site at http://www.sec.gov. Alternatively, the Partnership , any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling: Barclays Capital Inc. toll-free at (888) 603-5847; Citigroup Global Markets Inc. toll-free at (800) 831-9146; Deutsche Bank Securities Inc. toll-free at (800) 503-4611; or PNC Capital Markets LLC toll-free at (855) 881-0697.

This Term Sheet is qualified in its entirety by reference to the related preliminary prospectus supplement dated January 7, 2020 (the “Preliminary Prospectus Supplement”). The information in this Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Schedule C-1-13

SCHEDULE C-2
Permitted Free Writing Prospectus
Issuer Free Writing Prospectus included in the Pricing Disclosure Package: Term sheet, dated January 9, 2020, substantially in the form of Schedule C-1.

Schedule C-2-1

EXHIBIT A-1
Form of Opinion of Latham & Watkins LLP
1.    The Partnership is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the Partnership is validly existing and in good standing under the laws of the State of Delaware.
2.    The General Partner is a limited liability company under the DLLCA, with limited liability company power and authority to own its properties, conduct its business and act as the general partner of the Partnership as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that the General Partner is validly existing and in good standing under the laws of the State of Delaware.
3.    WES is a limited partnership under the DRULPA, with limited partnership power and authority to own its properties, conduct its business and act as the sole member of the General Partner as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that WES is validly existing and in good standing under the laws of the State of Delaware.
4.    WES GP is a limited liability company under the DLLCA, with limited liability company power and authority to own its properties, conduct its business and act as the general partner of WES as described in the Registration Statement, the Preliminary Prospectus and the Prospectus. With your consent, based solely on certificates from public officials, we confirm that WES GP is validly existing and in good standing under the laws of the State of Delaware.
5.    The execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary limited partnership action of each of the Partnership and WES, and all necessary limited liability company action of the General Partner and WES GP, and the Underwriting Agreement has been duly executed and delivered by each of the Partnership Parties.
6.    The Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “TIA”).
7.    The Indenture has been duly authorized by all necessary limited partnership action of the Partnership, and by all necessary limited liability company action of the General Partner, and has been duly executed and delivered by the Partnership, and the Indenture is the legally valid and binding agreement of the Partnership enforceable against the Partnership in accordance with its terms.
8.    The Notes have been duly authorized by all necessary limited partnership action of the Partnership and by all necessary limited liability company action of the General Partner and, when duly executed, issued and authenticated in accordance with the terms of the Indenture and

Exhibit A-1

delivered and paid for in accordance with the terms of the Underwriting Agreement, will be legally valid and binding obligations of the Partnership, enforceable against the Partnership in accordance with their terms.
9.    The execution and delivery of the Underwriting Agreement and the Indenture by the Partnership and the issuance and sale of the Notes by the Partnership to you and the other Underwriters pursuant to the Underwriting Agreement and the Indenture do not on the date hereof:
(i)    violate the provisions of the Governing Documents;
(ii)    result in the breach of or a default under any of the Specified Agreements;

(iii)	violate any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the DRULPA or the DLLCA; or

(iv)
require any consents, approvals, or authorizations to be obtained by the Partnership from, or any registrations, declarations or filings to be made by the Partnership with, any governmental authority under any federal, New York or Texas statute, rule or regulation applicable to the Partnership or the DRULPA or the DLLCA on or prior to the date hereof that have not been obtained or made.

10.    The Registration Statement has become effective under the Act. With your consent, based solely on a review of a list of stop orders on the Commission’s website at https://www.sec.gov/litigation/stoporders.shtml at 8:00 a.m., Eastern Time, on January [ ● ], 2020, we confirm that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor are pending or have been initiated by the Commission. The Preliminary Prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act, and the Specified IFWP has been filed in accordance with Rule 433(d) under the Act.
11.    The Registration Statement at January [ ● ], 2020, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the rules and regulations of the Commission thereunder; it being understood, however, that we express no view with respect to Regulation S‑T, Form T-1 or the financial statements, schedules, or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or the Prospectus. For purposes of this paragraph, we have assumed that the statements made in the Registration Statement and the Prospectus are correct and complete.
12.    The statements in the Preliminary Prospectus, taken together with the Specified IFWP, and the Prospectus under the captions “Description of the Notes” and “Description of WES Operating Debt Securities,” insofar as they purport to constitute a summary of the terms of the Notes or the Indenture, are accurate descriptions or summaries in all material respects.
13.    The Partnership is not, and immediately after giving effect to the sale of the Notes in accordance with the Underwriting Agreement and the application of the proceeds as described in the Preliminary Prospectus, taken together with the Specified IFWP, and the Prospectus under

Exhibit A-2

the caption “Use of Proceeds,” will not be required to be, registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
EXHIBIT A-2
Form of Negative Assurance Letter of Latham & Watkins LLP
The primary purpose of our professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus or the Incorporated Documents (except to the extent expressly set forth in the numbered paragraph 12 of our letter to you of even date and in our letter to you of even date with respect to certain tax matters), and have not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Partnership in connection with the preparation by the Partnership of the Preliminary Prospectus, the Specified IFWP and the Prospectus, we reviewed the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus and the Incorporated Documents, and participated in conferences and telephone conversations with officers of the general partner of the Partnership’s general partner and other representatives of the Partnership, the independent public accountants for the Partnership, your representatives, and your counsel, during which conferences and conversations the contents of the Registration Statement, the Preliminary Prospectus, the Specified IFWP and the Prospectus (and portions of certain of the Incorporated Documents) and related matters were discussed. We also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Partnership and others as to the existence and consequence of certain factual and other matters.
Based on our participation, review and reliance as described above, we advise you that no facts came to our attention that caused us to believe that:

•
the Registration Statement, at the time it became effective on January [ ● ], 2020, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•
the Preliminary Prospectus, as of [ ● ] P.M., Eastern Time, on January [ ● ], 2020 (together with the Incorporated Documents at that time and the Specified IFWP), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

•
the Prospectus, as of its date or as of the date hereof (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary

Exhibit A-3

to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that we express no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Preliminary Prospectus, the Specified IFWP, the Prospectus, the Incorporated Documents or the Form T-1.

Exhibit A-4

EXHIBIT A-3
Form of Tax Opinion of Latham & Watkins LLP
Based on such facts and subject to the qualifications, assumptions and limitations set forth herein and in the Registration Statement, the Prospectus and the Pricing Disclosure Package, we hereby confirm that the statements in the Pricing Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to constitute summaries of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects.

Exhibit A-5

EXHIBIT B
Officers’ Certificate of the Partnership and WES
January 13, 2020
Each of the undersigned, (a) Michael P. Ure, President and Chief Executive Officer of (i) Western Midstream Operating GP, LLC (formerly known as Western Gas Holdings, LLC), a Delaware limited liability company (the “General Partner”), which is the general partner of Western Midstream Operating, LP (formerly known as Western Gas Partners, LP), a Delaware limited partnership (the “Partnership” and, together with the General Partner, the “Western Operating Parties”), and (ii) Western Midstream Holdings, LLC, a Delaware limited liability company (“WES GP”), which is the general partner of Western Midstream Partners, LP (formerly known as Western Gas Equity Partners, LP), a Delaware limited partnership (“WES” and, together with WES GP, the “WES Parties”, and, collectively with the Western Operating Parties, the “Western Parties”), and (b) Michael C. Pearl, Senior Vice President and Chief Financial Officer of (i) the General Partner, on behalf of the Partnership, and (ii) the WES General Partner, on behalf of WES, does hereby certify, in such capacity and not in an individual capacity, pursuant to Section 6(k) of that certain Underwriting Agreement dated January 9, 2020 (the “Underwriting Agreement”) among the General Partner, the Partnership, WES GP and WES, and, on behalf of the several Underwriters named therein, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and PNC Capital Markets LLC, that as of the date first set forth above:
1. He has reviewed the Registration Statement, each Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus, if any.
2. The representations and warranties of the Western Parties as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.
3. The Western Parties have performed all of their obligations under the Underwriting Agreement as are to be performed at or before the date hereof.
4. The conditions set forth in Section 6(i) of the Underwriting Agreement have been met.
5. From the time of execution of the Underwriting Agreement to and including the date hereof, no material adverse change, or any developments that are reasonably likely to result in, individually or in the aggregate, a material adverse change, in the business, assets, management, condition (financial or otherwise), prospects or results of operations of the Partnership Entities, taken as a whole, has or have occurred.
6. Each of (i) Latham & Watkins LLP and (ii) Gibson, Dunn & Crutcher LLP is entitled to rely on this certificate in connection with the opinion such firm is rendering pursuant to Section 6 of the Underwriting Agreement. Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.
[Signature page follows.]

Exhibit B-1

IN WITNESS WHEREOF, the undersigned have hereunto set their hands on the date first set forth above.

WESTERN MIDSTREAM OPERATING, LP

By:	Western Midstream Operating GP, LLC, its general partner

Name:	Michael P. Ure
Title:	President and Chief Executive Officer

Name:	Michael C. Pearl
Title:	Senior Vice President and Chief Financial Officer

WESTERN MIDSTREAM PARTNERS, LP

By:	Western Midstream Holdings, LLC, its general partner

Name:	Michael P. Ure
Title:	President and Chief Executive Officer

Name:	Michael C. Pearl
Title:	Senior Vice President and Chief Financial Officer

Exhibit B-2